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                                                                   EXHIBIT 10.24

                                  PEMSTAR INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                             ARTICLE I. INTRODUCTION

         Section 1.01 Purpose. The purpose of the Pemstar Inc. 2000 Employee Stock Purchase Plan ("the Plan") is to provide employees of Pemstar, a Minnesota corporation (the "Company"), with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, $.01 par value, and thus, to develop a stronger incentive to work for the continued success of the Company.

         Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

         Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Acceleration Date" means the date of shareholder approval or approval by the Company's Board of Directors, if shareholder approval is not required, of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporations or pursuant to which Company Common Shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate share ownership in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424 (f) of the Code, whether now or hereafter acquired or established.

                  (c) "Committee" means the committee described in Section
         10.01.

                  (d) "Company" means Pemstar Inc., a Minnesota corporation, any subsidiary of the Company and any successors to the Company by merger or consolidation as contemplated by Article XI herein.

                  (e) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participate in accordance with the terms of his or her employment, including bonus payments, overtime pay and all other forms of special compensation.

                  (f) "Fair Market Value" as of a given date means such value of the Common Shares which is equal to (i) the last sale price of the Common Shares as reported on the Nasdaq National Market on such date, if the Common Shares are then quoted on the Nasdaq National Market;
         (ii) the average of the closing representative bid and asked prices of the Common Shares as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on such date, if the Common Shares are then quoted on Nasdaq; or (ii) the closing price of the Common Shares on such date on a national securities exchange, if the Common Shares are then quoted on a national securities exchange. If on a given date the Common Shares are not traded on
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         an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(f) and in connection herewith shall take such action as it deems necessary or advisable.

                  (g) "Participant" means an Eligible Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

                  (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase period in question as a corporation whose Eligible Employees may participate in the Plan

                  (i) "Eligible Employee" means an employee of the Company or a Participating Affiliate who has completed 90 days of employment with the Company as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding employees whose customary employment is less than an average of 20 hours per week.

                  (j) "Plan" means the Pemstar Inc. 2000 Employee Stock Purchase Plan, as the same may be amended, the provisions of which are set forth herein.

                  (k) "Purchase Period" means a monthly period ending on the last Friday of each month, or the next business day if such Friday is not a business day.

                  (l) "Common Shares" means the Company's Common Stock, $.01 par value, as such Shares may be adjusted for changes in the Shares or the Company as contemplated by Article XI herein.

                  (m) "Share Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

         Section 2.01 Eligible Employees. All Eligible Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes an Eligible Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains an Eligible Employee.

         Section 2.02 Election to Participate. An Eligible Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of the Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in the Purchase period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan.)

         Section 2.03 Limits on Shares Purchase. No employee shall be granted any right to purchase Common Shares hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Shares possessing 5% or more of the total combined voting power or value of all the classes of the capital shares of the Company or of all Affiliates.

         Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

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                    ARTICLE III. PAYROLL DEDUCTIONS, COMPANY
                    CONTRIBUTIONS AND SHARE PURCHASE ACCOUNT


         Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of not less than 3% and not more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose.

         Section 3.02 Interest. No interest will be paid with respect to contributions to a Participant's Share Purchase Account.

         Section 3.03 Credit to Account. Payroll deductions will be credited to the Participant's Share Purchase Account on each payday.

         Section 3.04 Nature of Account. The Share Purchase Account is established solely for accounting purposes, and all amounts credited to the Share Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

         Section 3.05 No Additional Contributions. A Participant may not make any payment into the Share Purchase Account other than the payroll deductions made pursuant to the Plan and may not change the level of participation during any Purchase Period except that an employee who is on an approved leave of absence may make cash payments to the Company in lieu of payroll deductions to the extent necessary to maintain such Participant's participation at the level of participation elected at the beginning of each Purchase Period.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

         Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole or fractional Common Shares that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Share Purchase Account, subject to the limitations that:

                  (a) in accordance with Section 423 of the Code, no more than 10,000 Common Shares may be purchased under the Plan by any one Participant for a given Purchase Period; and

                  (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Shares and other shares may be purchased under the Plan and all other employee share purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year.

         Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be 85% of the Fair Market Value of the Common Shares on the last business day of each Purchase Period, in each case rounded up to the next higher full cent.


                          ARTICLE V. EXERCISE OF RIGHT

         Section 5.01 Purchase of Shares. On the last business day of a Purchase Period, the entire credit balance in each Participant's Share Purchase Account will be used to purchase the largest number of whole or fractional Common Shares purchasable with such amount ( subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

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         Section 5.02 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.


                ARTICLE VI. WITHDRAWAL FROM PLAN: SALE OF SHARES

         Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

         Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Share Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's estate will be used to purchase Common Shares, unless such participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Share Purchase Account distributed in cash with 30 days after the end of the Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Shares or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

         Section 6.03 Termination of Employment.

                  (a) Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Share Purchase Account. Therefore, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with
         Section 5.01, the entire credit balance in such Participant's Share Purchase Account will be used to purchase Common Shares, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Share Purchase Account in cash within 30 days after the end of the Purchase Period, provided that such Participant shall have no right to purchase Common Shares in the event that the last day of such a Purchase Period occurs more than one month following the termination of such Participant's employment with the Company by reason of such an approved retirement.

                  (b) In the event of any other termination of employment (other that death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be an Eligible Employee for any reason. In such event, the entire credit balance in such Participant's Share Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this
         Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as an Eligible Employee.

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                         ARTICLE VII. NONTRASFERABILITY

         Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Shares hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

         Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Share Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.


                        ARTICLE VIII. SHARE CERTIFICATES

         Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Shares then purchased pursuant to Section 5.01 to be issued to or for the benefit of the Participant and held in the Plan pursuant to Section 8.05.

         Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Shares prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

         Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Shares purchased until a certificate representing the same is issued to or for the benefit of the Participant.

         Section 8.04 Form of Ownership. The certificates representing Common Shares issued under the Plan will be registered in the name of the Participant.

         Section 8.05 Delivery. Subject to such terms and conditions as the Committee in its sole discretion may impose, by filing a form provided by the Company for such purpose, a Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant, a certificate for the number of whole Common Shares purchased pursuant to Section 5.01, and cash for the number of fractional Common Shares. The election notice will be processed as soon as practicable following receipt.


                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN


         Section 9.01 Effective Date. The Plan was approved by the Board of Directors and shall be approved by the shareholders of the Company within twelve (months) thereof. In the event that the Plan is not so approved by the shareholders of the Company, for any reason, it shall then be of no force or effect whatsoever, and no Common Shares shall be purchased hereunder and any and all amounts credited to a Participant's Share Purchase Account for any Purchase Period which commences prior to such shareholder approval shall be returned.

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         Section 9.02 Plan Commencement. The initial Purchase Period under the
Plan will commence on the first day of the first Purchase Period designated by the Committee, provided, however, that the first Purchase Period shall not commence prior to August 1, 2000.

         Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (I) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires shareholder approval under any rules or regulations of the national Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Shares before payment therefor in full.

         Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the Common Shares provided for in Section 10.03 have been sold.


                            ARTICLE X. ADMINISTRATION

         Section 10.01 The Committee. The Plan shall be administrated by a committee (the "Committee") o f two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

         Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Shares acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

         Section 10.03 Shares to be Sold. The Common Shares to be issued and sold under the Plan shall be authorized but unissued shares. Except as provided in Section 11.01, the aggregate number of Common Shares to be sold under the Plan will not exceed 500,000 shares.

         Section 10.04 Notices. Notices to the Committee should be addressed as follows:


                                  Pemstar Inc.
                            3535 Technology Drive NW
                           Rochester, Minnesota 55901
                       ARTICLE XI. ADJUSTMENT FOR CHANGES
                              IN SHARES OR COMPANY


         Section 11.01 Share Dividend or Reclassification. If the outstanding Common Shares are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, share dividend, share split, amendment to the Company's Articles of Incorporation, reverse share split or otherwise, other than by a sale of Common Stock by the Company, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

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         Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.


                           ARTICLE XII. APPLICABLE LAW

         Rights to purchase Common Shares granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

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